CONFIDENTIAL

Zynerba Pharmaceuticals, Inc.

ZYNERBA PHARMACEUTICALS, INC.

2014 OMNIBUS INCENTIVE COMPENSATION PLAN

RESTRICTED STOCK GRANT

This RESTRICTED STOCK GRANT AGREEMENT (this “Agreement”), dated as of ____________ (the “Date of Grant”), is delivered by Zynerba Pharmaceuticals, Inc. (the “Company”), to __________________ (the “Grantee”).

RECITALS

A.The Zynerba Pharmaceuticals, Inc. 2014 Omnibus Incentive Compensation Plan, as amended on July 22, 2015, (the “Plan”) provides for the grant of restricted stock in accordance with the terms and conditions of the Plan. The Board of Directors of the Company (the “Board”) has decided to make a restricted stock grant as an inducement for the Grantee to promote the best interests of the Company and its stockholders.

B.The Board is authorized to appoint a committee to administer the Plan. If a committee is appointed, all references in this Agreement to the “Board” shall be deemed to refer to the committee.

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1.Restricted Stock Grant. Subject to the terms and conditions set forth in this Agreement and the Plan, the Company hereby grants the Grantee _______ shares of common stock of the Company, subject to the restrictions set forth below and in the Plan (the “Restricted Stock”). Shares of Restricted Stock may not be transferred by the Grantee or subjected to any security interest until the shares have become vested pursuant to this Agreement and the Plan.
2.Vesting and Non-assignability of Restricted Stock.
(a)The shares of Restricted Stock shall become vested, and the restrictions described in Sections 2(b) and 2(c) shall lapse, according to the following vesting schedule, if the Grantee continues to be employed by, or provide service to, the Employer (as defined in the Plan) from the Date of Grant until the applicable vesting date:
Vesting Date	Shares Vested on Vesting Date
______________________	_____________
______________________	_____________
______________________	_____________
______________________	_____________

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The vesting of the Restricted Stock shall be cumulative, but shall not exceed 100% of the shares. If the foregoing schedule would produce fractional shares, the number of shares of Restricted Stock that vest shall be rounded down to the nearest whole share.

(b)If the Grantee ceases to be employed by, or provide service to, the Employer for any reason before the Restricted Stock fully vests, the shares of Restricted Stock that are not then vested shall be forfeited and must be immediately returned to the Company.
(c)During the period before the shares of Restricted Stock vest (the “Restriction Period”), the non-vested Restricted Stock may not be assigned, transferred, pledged or otherwise disposed of by the Grantee. Any attempt to assign, transfer, pledge or otherwise dispose of the shares contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the shares, shall be null, void and without effect.
3.Issuance of Certificates.
(a)Stock certificates representing the Restricted Stock may be issued by the Company and held in escrow by the Company until the Restricted Stock vests, or the Company may hold non-certificated shares until the Restricted Stock vests. During the Restriction Period, the Grantee shall receive any cash dividends with respect to the shares of Restricted Stock, may vote the shares of Restricted Stock and may participate in any distribution pursuant to a plan of dissolution or complete liquidation of the Company. In the event of a dividend or distribution payable in stock or other property or a reclassification, split up or similar event during the Restriction Period, the shares or other property issued or declared with respect to the non-vested shares of Restricted Stock shall be subject to the same terms and conditions relating to vesting as the shares to which they relate.
(b)When the Grantee obtains a vested right to shares of Restricted Stock, a certificate representing the vested shares shall be issued to the Grantee, free of the restrictions under Section 2 of this Agreement.
(c)The obligation of the Company to deliver shares upon the vesting of the Restricted Stock shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriately to comply with relevant securities laws and regulations.
4.Change of Control. The provisions of the Plan applicable to a Change of Control (as defined in the Plan) shall apply to the Restricted Stock, and, in the event of a Change of Control, the Board may take such actions as it deems appropriate pursuant to the Plan.
5.Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant is subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Board in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the shares, (c) changes in capitalization of the Company, and (d) other requirements of applicable law. The Board shall

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Zynerba Pharmaceuticals, Inc.

have the authority to interpret and construe the grant pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.
6.Withholding. The Grantee shall be required to provide for the payment of, any federal, state, local or other taxes that the Employer is required to withhold with respect to the grant or vesting of the Restricted Stock (“Withholding Taxes”). Unless otherwise determined by the Board, on each vesting date, the Company shall arrange a mandatory sale (on the Grantee’s behalf pursuant to the Grantee’s authorization under this Section 6 and without further consent) of shares of Restricted Stock that become vested in an amount necessary to satisfy the Withholding Taxes and shall satisfy the Withholding Taxes by withholding from the proceeds of such sale (the “Mandatory Sell to Cover”). The Grantee hereby acknowledges and agrees that the Company shall have the authority to administer the Mandatory Sell to Cover arrangement in its sole discretion with a registered broker-dealer that the Company selects as the agent (the “Agent”) who will sell on the open market at the then-prevailing market price(s), as soon as practicable on or after each date on which the Restricted Stock vests, the number (rounded up to the next whole number) of shares of Restricted Stock that vest sufficient to generate proceeds to cover (a) the Withholding Taxes that the Grantee is required to pay pursuant to the Plan and this Agreement as a result of the vesting of the Restricted Stock and (b) all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto.

If, for any reason, such Mandatory Sell to Cover does not result in sufficient proceeds to satisfy the Withholding Taxes, the Company or an affiliate of the Company may, in its sole discretion, satisfy all or any portion of the Withholding Taxes relating to your Restricted Stock by any of the following means or by a combination of such means: (a) withholding from any compensation otherwise payable to the Grantee by the Company; (b) causing the Grantee to tender a cash payment (which may be in the form of a check, electronic wire transfer or other method permitted by the Company); or (c) withholding shares of common stock from the shares of Restricted Stock that become vested with a fair market value up to an amount that does not exceed the amount necessary to satisfy the Company’s required tax obligations for Withholding Taxes. The Grantee acknowledges that the Mandatory Sell to Cover is imposed by the Company on the Grantee pursuant to the terms of this Agreement.

7.Section 83(b) Election. The Grantee hereby acknowledges that the Grantee has been informed that, with respect to the Restricted Stock, the Grantee may file an election with the Internal Revenue Service, within 30 days of the execution of this Agreement, electing pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, (the “Code”) to be taxed currently on any difference between the purchase price of the Restricted Stock and their fair market value on the date of purchase. Absent such an election, taxable income will be measured and recognized by the Grantee at the time or times at which the forfeiture restrictions on the Restricted Stock lapse. The Grantee is strongly encouraged to seek the advice of his or own tax consultants in connection with the issuance of the Restricted Stock and the advisability of filing of the election under Section 83(b) of the Code. A form of Election under Section 83(b) is attached hereto as Exhibit A for reference.

THE GRANTEE ACKNOWLEDGES THAT IT IS NOT THE COMPANY’S, BUT RATHER THE GRANTEE’S SOLE RESPONSIBILITY TO FILE THE ELECTION UNDER SECTION 83(b) TIMELY.

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Zynerba Pharmaceuticals, Inc.

8.No Employment or Other Rights. This grant shall not confer upon the Grantee any right to be retained by or in the employ or service of the Employer and shall not interfere in any way with the right of the Employer to terminate the Grantee’s employment or service at any time. The right of the Employer to terminate at will the Grantee’s employment or service at any time for any reason is specifically reserved.
9.Assignment by Company. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Grantee’s consent.
10.Applicable Law. The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.
11.Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the General Counsel at 80 W. Lancaster Avenue, Suite 300, Devon, PA 19333 and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Employer, or to such other address as the Grantee may designate to the Employer in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

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Zynerba Pharmaceuticals, Inc.

IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute and attest this instrument, and the Grantee has placed his or her signature hereon, effective as of the Date of Grant.

ZYNERBA PHARMACEUTICALS, INC.

By: ________________________________

Name: ______________________________

Title: _______________________________

I hereby accept the grant of Restricted Stock described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement. I hereby further agree that all of the decisions and determinations of the Board shall be final and binding.

Grantee:

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Zynerba Pharmaceuticals, Inc.

ELECTION UNDER SECTION 83(b)

OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED

The undersigned taxpayer hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder (the “Regulations”), and in connection with this election supplies the following information:

(1)Name of taxpayer making election:

Address:

Social Security Number:

Tax Year for which election is being made:

(2)The property with respect to which the election is being made consists of   shares of common stock of Zynerba Pharmaceuticals, Inc. (the “Company”).
(3)Date the property was transferred:    (the “Date of Grant”).
(4)The stock is subject to forfeiture to the Company if the taxpayer ceases to be employed by, or provide service to, the Company during the restriction period. The restriction period lapses according to the following schedule, if the taxpayer is employed by, or providing service to, the Company from the Date of Grant until the applicable vesting date:
Vesting Date	Shares Vested on Vesting Date
______________________	_____________
______________________	_____________
______________________	_____________
______________________	_____________

(5)The fair market value at the time of the transfer of the stock (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $   per share.
(6)The amount paid for the stock is $  per share ($  aggregate consideration).
(7)A copy of this statement has been furnished to the Company (and to the transferee of the Stock, if different from the taxpayer) as required by §1.83-2(d) of the Regulations.
(8)This statement is executed as of    .

Taxpayer

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Zynerba Pharmaceuticals, Inc.

INSTRUCTIONS FOR FILING SECTION 83(B) ELECTION

Attached is a form of election under section 83(b) of the Internal Revenue Code.  If you wish to make such an election, you should complete, sign and date the election and then proceed as follows:

1.  Execute three counterparts of your completed election (plus one extra counterpart for each person other than you, if any who receives property that is the subject of your election), retaining at least one photocopy for your records.

2. Send one counterpart to the Internal Revenue Service Center with which you will file your Federal income tax return for the current year (e.g., Kansas City, Missouri for Pennsylvania residents) via certified mail, return receipt requested. THE ELECTION SHOULD BE SENT IMMEDIATELY, AS YOU ONLY HAVE 30 DAYS FROM THE ISSUANCE/PURCHASE/GRANT DATE WITHIN WHICH TO MAKE THE ELECTION – NO WAIVERS, LATE FILINGS OR EXTENSIONS ARE PERMITTED.

3.  Deliver one counterpart of the completed election to the Company for its files.

4.  If anyone other than you (e.g., one of your family members) will receive property that is the subject of your election, deliver one counterpart of the completed election to each such person.

5. Attach one counterpart of the completed election to your Federal income tax return for this year when you file that return next year.